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             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]




                                January 21, 2000



TESSCO Technologies Incorporated
11126 McCormick Road
Hunt Valley, Maryland 21031

         Re: TESSCO Technologies Incorporated, a Delaware corporation (the "Corporation"): Registration Statement on Form S-8 to be filed on or about the date hereof relating to 200,000 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of the Corporation subject to sale under the TESSCO Technologies Incorporated TEAM MEMBER STOCK PURCHASE PLAN (THE "PLAN")

Ladies and Gentlemen:

                  In connection with the registration by the Corporation of the Shares under a Registration Statement on Form S-8 (the "Registration Statement"), filed on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), you have requested our opinion as to the matters set forth below.

                  We have acted as counsel for the Corporation in connection with the matters described herein. In our capacity as counsel to the Corporation, we have reviewed and relied upon one or more certificates from the officers of the Corporation and on various certificates from, and documents filed in, the Office of the Secretary of State of the State of Delaware (the "Secretary"), including the certificate of incorporation of the Corporation, consisting of the Amended and Restated Certificate of Incorporation filed with the Secretary on September 29, 1993, the Certificate of Retirement filed with the Secretary on January 13, 1994, the Certificate of Amendment filed with the Secretary on July 20, 1994 and the Certificate of Amendment filed with the Secretary on September 6, 1996. We have also reviewed and are familiar with (a) the bylaws of the Corporation, (b) certain resolutions adopted by the Board of Directors of the Corporation and in full force and effect on the date hereof relating to the authorization of the issuance and registration of the Shares (the "Resolutions"), (c) the Plan, (d) the Registration Statement and (e) such laws, records, documents, certificates, opinions and instruments as we deem necessary to render this opinion.


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                  In rendering the opinion set forth below, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies. In addition, we have assumed that each person executing any instrument, document or certificate referred to herein on behalf of any party is duly authorized to do so. We have further assumed that (a) the number of authorized but unissued shares of Common Stock issued by the Corporation pursuant to the Plan (the "New Shares") will not exceed 200,000 and (b) the sum of (i) the number of New Shares and (ii) the number of shares of Common Stock that are treasury shares of the Corporation sold pursuant to the Plan will not exceed 200,000, in the event that the Corporation sells treasury shares as permitted in the Plan.

                  Based upon the foregoing and subject to the assumptions, limitations and qualifications set forth herein, it is our opinion that, as of the date of this letter:

                  The New Shares have been duly authorized for issuance and, when issued and delivered upon receipt of the consideration therefor as contemplated by the Plan and otherwise in accordance with the Resolutions, will be legally issued, fully paid and nonassessable.

                  The foregoing opinion is limited to the substantive laws of the State of Delaware and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Delaware. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Delaware, we do not express any opinion on such matter.

                  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

                  This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                   Very truly yours,
                                   /s/ Ballard Spahr Andrews & Ingersoll, LLP